As filed with the Securities and Exchange Commission on January 26, 2018

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

EXELA TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	47-1347291
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2701 E. Grauwyler Road

Irving, Texas 75061

(844) 935-2832

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Exela Technologies Inc. 2018 Stock Incentive Plan

(Full title of the plan)

Jim Reynolds

Chief Financial Officer

Exela Technologies, Inc.

2701 E. Grauwyler Road

Irving, Texas 75061

(844) 935-2832

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Maurice M. Lefkort, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer☒	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company☐		(Do not check if a smaller reporting company)

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.0001 per share	8,323,764	$6.25	$52,023,525	$6,476.93

(1)              Represents 8,323,764 shares of Common Stock reserved for issuance pursuant to the Exela Technologies 2018 Stock Incentive Plan (the “Plan”).  In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions or other adjustments effected without receipt of consideration.

(2)              Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended.  The computation is based on the average of the high and low sale prices of the common stock as reported on the NASDAQ on January 25, 2018.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Exela Technologies, Inc. (the “Registrant”) to register 8,323,764 shares of the Registrant’s common stock, par value $0.0001 per share (“Common Stock”), which may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8.  In accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 and will be delivered to participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.                                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Registrant, are incorporated by reference into the Registration Statement:

(a)  the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 6, 2017, pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);

(b)  the Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed on November 9, 2017, pursuant to the Exchange Act;

(c)  the Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30,2017, filed on August 9, 2017, pursuant to the Exchange Act;

(d)  the Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, filed on May 10, 2017, pursuant to the Exchange Act;

(e)  the Registrant’s Current Reports on Form 8-K, filed on December 21,2017, November 9, 2017, September 13, 2017, August 10, 2017, August 9, 2017, July 12, 2017, July 18, 2017, June 29, 2017, June 21, 2017, June 19, 2017, May 2, 2017, April 3, 2017, February 22, 2017, February 1, 2017, January 20, 2017, January 17, 2017 and January 6, 2017, pursuant to the Exchange Act;

(f)  the Registrant’s amendment to Current Report on Form 8-K/A, filed on August 9, 2017 pursuant to the Exchange Act; and

(g)  the description of the Registrant’s Common Stock, $0.0001 par value per share, contained in the registration statement on Form 8-A, filed with the Commission on December 15, 2014.

In addition, all documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement.

Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.                                 DESCRIPTION OF SECURITIES

Not applicable.

Item 5.                                 INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

Item 6.                                 INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant is incorporated under the laws of the State of Delaware. Section 102(b)(7) of the DGCL allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. The Registrant’s Certificate of Incorporation provides for this limitation of liability.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

The Registrant’s second amended and restated certificate of incorporation provides that its officers and directors will be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended. In addition, the current certificate of incorporation provides that the Registrant’s directors will not be personally liable for monetary damages to the Registrant for breaches of their fiduciary duty as directors, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Delaware law, or (iv) for any transaction from which the director derived an improper personal benefit.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the Registrant’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7.                                 EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

Item 8.                                 EXHIBITS

Exhibit		Incorporated by Reference				Filed
No.	Description	Form	File No.	Exhibit	Filing Date	Herewith
4.1	Specimen Common Stock Certificate.	S-1/A	333-198988	4.2	December 11, 2014

5.1	Opinion of Willkie Farr & Gallagher LLP.					X

23.1	Consent of Marcum LLP					X

23.2	Consent of KPMG LLP					X

23.4	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page).

99.1	Exela Technologies, Inc. 2018 Stock Incentive Plan.	14C	001-36788		December 21, 2017

Item 9.                                 UNDERTAKINGS

1.  The undersigned registrant hereby undertakes:

(a)  To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b)  That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2.  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California, on the 26th day of January, 2018.

EXELA TECHNOLOGIES, INC.

By:	/s/ Ronald Cogburn
Name:	Ronald Cogburn
Title:	Chief Executive Officer

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Ronald Cogburn as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ronald Cogburn	Chief Executive Officer (Principal Executive Officer) and Director	January 26, 2018
Name: Ronald Cogburn

/s/ James G. Reynolds	Chief Financial Officer (Principal Financial and Accounting Officer) and Director	January 26, 2018
Name: James G. Reynolds

/s/ Par Chadha	Chairman and Director	January 26, 2018
Name: Par Chadha

/s/ Matthew H. Nord	Director	January 26, 2018
Name: Matthew H. Nord

/s/ Joshua M. Black	Director	January 26, 2018
Name: Joshua M. Black

/s/ Nathaniel J. Lipman	Director	January 26, 2018
Name: Nathaniel J. Lipman

/s/ Gordon J. Coburn	Director	January 26, 2018
Name: Gordon J. Coburn

/s/ John H. Rexford	Director	January 26, 2018
Name: John H. Rexford